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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" and to the use of our report dated February 22, 2003 (Except October 27, 2003 as to notes 1, 2 and 5) included in the Registration Statement (Form SB-2 No. 333-106785) and related Prospectus of Vaso Active Pharmaceuticals, Inc. that is incorporated by reference in the Registration Statement (Form SB-2 No. 111039) and related Prospectus of Vaso Active Pharmaceuticals, Inc. for the registration of 172,500 shares of its Class A common stock.

/s/ Stowe & Degon
Worcester, Massachusetts
December 10, 2003

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INDEPENDENT AUDITORS' CONSENT